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                                                             EXHIBIT 10.20.1

                              EMPLOYMENT AGREEMENT

            This sets forth the Employment Agreement ("Agreement") made effective as of April 1, 1998 between TELERGY, INC., a New York corporation with its principal office at 5784 Widewaters Parkway, Syracuse, New York 13214 ("Employer") and J. PATRICK BARRETT, who resides in Manlius, New York ("Employee").

            IN CONSIDERATION of the mutual agreements and covenants contained herein, and other good and valuable consideration, the parties agree as follows:

           1. Employment. Employer hereby employs Employee, and Employee hereby agrees to serve, as President and Chief Operating Officer of Employer, for an "Initial Term" commencing April 1, 1998 and ending on March 31, 2000. This Agreement shall then automatically renew for successive terms of one year (each one year term being a "Renewal Term") until either party notifies the other of its intention not to renew this Agreement by giving the other party notice in writing at least ninety (90) days prior to the end of the applicable term.

           2. Duties. Employee shall have primary responsibility, subject to the control of Employer's Board of Directors, for the management and supervision of all operational aspects of Employer's business, and the discharge of such other duties and responsibilities as may from time to time be reasonably assigned to Employee by the Chief Executive Officer of Employer or by Employer's Board of Directors. Employee shall report to the Chief Executive Officer of Employer. Employee shall devote his best efforts to the affairs of Employer, serve faithfully and to the best of his ability, and devote his attention, knowledge, experience, energy and skill to the business of Employer. However, Employer recognizes that Employee is engaged in other businesses and investments, and this Agreement shall not preclude or restrict Employee from
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engaging in other business activities so long as these activities do not compete or unreasonably interfere with the business of Employer. Further, Employee may continue to participate in various business, political, and civic organizations and affairs.

                  Employee shall be a member of Employer's Board of Directors.

            3. Base Salary. During the period of April 1, 1998 through December 31, 1998, Employer shall pay Employee a base salary at an annual rate of $150,000 ("Base Salary"), payable in accordance with Employer's regular payroll practices for its executive employees. Employee's Base Salary shall be reviewed annually by the Board of Directors of Employer commencing in January, 1999, with any adjustments to be made in the sole discretion of the Board of Directors of Employer provided that no adjustment shall result in a decrease in Employee's Base Salary from the preceding year. If the Board of Directors makes an adjustment in Employee's Base Salary, the adjustment shall be effective as of the first day of the following month.

            4. Bonuses. So long as Employee is in the employ of Employer as of December 31 each year, Employer shall pay Employee a bonus of at least $100,000. This bonus shall be payable in January each year commencing with January, 1999. The amount of this bonus may be increased in the discretion of the Board of Directors of Employer.


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            5. Fringe Benefits.

                  (a) Benefit Plans. Employee shall be eligible to participate in any employee pension benefit plans, group life insurance plans, medical plans, dental plans, long-term disability plans, stock option plans, incentive compensation plans, business travel insurance programs and other fringe benefit programs as may be maintained by Employer for the benefit of its executive employees. Participation in any of Employer's benefit plans and programs shall be subject to satisfaction of the eligibility requirements and other conditions of such plans and programs.

                  (b) Other Benefits. Employee also shall be entitled to five weeks paid vacation during each calendar year (with no carry over of unused vacation to a subsequent year), any holidays that may be provided to all employees of Employer in accordance with Employer's holiday policy, and reasonable sick leave.

                  (c) Expenses. Upon submission to Employer of vouchers or other requisite documentation, Employee shall be reimbursed for Employee's actual out-of-pocket travel and other expenses reasonably incurred and paid by Employee in connection with Employee's duties hereunder, not to include club dues or membership fees.

            6. Stock Options.

                  (a) Grant. In order to induce Employee to enter into this Agreement and in consideration of his undertaking the duties and obligations set forth herein, Employer hereby grants Employee an irrevocable option (the "Option") to purchase up to one hundred thousand (100,000) shares of Employer's Class A Common stock (the "Option Shares"). The purchase price for the Option Shares shall equal one cent ($.01) per share (the "Option Price"). The Option shall not be subject to forfeiture for any reason and it shall continue to be effective


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notwithstanding the termination of Employee's employment hereunder for any reason, including termination for cause. The Employee's rights under the Option shall be non-transferable except that if Employee dies before he has purchased all of the Option Shares, the unexercised portion of the Option may be exercised by Employee's estate. The foregoing notwithstanding the Option shall automatically expire to the extent unexercised ten years from the date of this Agreement.

                  (b) Manner of Exercise. Employee may exercise the Option at any time either in whole or in installments provided that each exercise shall be for at least twenty five thousand (25,000) shares. Employee shall exercise his Option by written notice to Employer as provided in Section 13(e), which notice shall be accompanied by payment of the Option Price for the Option Shares then being purchased. Certificates representing the Option Shares thereby purchased shall be issued and delivered to Employee within thirty (30) days after delivery of Employee's notice of exercise to Employer. Stock certificates issued for Option Shares shall contain the following legend:

            "The shares represented by this certificate have not been registered under the Securities Act of 1933 or any state securities law. No sale or other disposition of the shares represented by this certificate may be made without an effective registration under the Securities Act or an opinion of counsel reasonably satisfactory to the company and its counsel that such registration is not required."

                  (c) Put Right. To the extent that Employee purchases Option Shares after March 31, 2001, if the Option Shares are not resalable in a public market, then during the thirteen (13) months following each exercise of the Option by Employee, Employee shall have the right (the "Put Right") to require Employer to redeem a portion of the Option Shares for an aggregate redemption price of up to forty percent (40%) of the fair market value of the Option Shares on the date the Option was exercised. The number of Option Shares to be redeemed by


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Employer upon exercise of the Put Right shall be determined based upon a price per share equal to the fair market value of the shares on the date Employee exercised his Option to purchase the shares or on the date Employee exercises his Put Right, whichever is higher. (40% of total FMV of Option Shares on date of exercise / greater of FMV per share on exercise date of Option or Put = number of shares to be redeemed.) Employee's Put Right shall be exercised by written notice to Employer as provided in Section 13(e), and the closing of the redemption shall take place within thirty (30) days thereafter. The redemption price shall be paid in cash at closing. To the extent that Employee purchases Option Shares prior to April 1, 2001, Employee may exercise his Put Right with respect to such shares during the period April 1, 2001 through September 30, 2001, if the Option Shares are not then resalable in a public market.

                  (d) Governmental Approvals. Employer will from time to time take all action which may be necessary to obtain any consents and approvals of governmental agencies and authorities which may be or become requisite in connection with the grant of this Option and the issuance, sale and delivery of the Option Shares, including securing any necessary approvals from the New York Public Service Commission.

                  (e) Anti-dilution; Preemptive Rights. If Employer should have a stock split, stock dividend, or other division of its Class A Common shares while the Option is outstanding, the number of then unexercised Option Shares shall be increased pro rata. (Conversely, in the event of a reverse split or other combination which has the effect of reducing the total number of the Employer's Class A Common shares outstanding, the number of the then unexercised Option Shares shall be reduced pro rata.) In the event of any offering or sale by Employer of its Class A Common shares other than through a public offering, Employee shall have a preemptive right to purchase such number of shares at the offering price as will enable


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Employee to preserve his relative ownership interest in Employer's common stock.
This subsection (e) shall terminate upon a public offering of common shares by Employer.

                  (f) Additional Right of Sale. By executing this Agreement, Brian P. Kelly and Kevin J. Kelly agree that they will promptly notify Employee of negotiations with any third party to purchase or otherwise acquire a majority of their Class A or Class C Common shares, and that they will afford Employee the right to participate on equivalent terms in such sale or other transfer up to the total amount of his Option Shares.

                  (g) "Most Favored Nation". If Employer hereafter adopts any stock option plan with more favorable terms than those provided in this Section, such terms shall likewise be made available to Employee and Employee's rights under this Section 6 shall, at Employee's option, be deemed to be amended accordingly.

            7. Transfer Restrictions; Registration Rights.

                  (a) Any Class A Shares purchased by Employee pursuant to the exercise of the Option will be subject to transfer restrictions imposed by the Securities Act of 1933 and the securities laws of the State of New York and any other State having jurisdiction. Further, as part of any registration or public offering of Class A Shares by Employer, Employee shall be subject to whatever restrictions on transfer are imposed generally by the underwriter, in connection with the registration or public offering, on officers, directors and existing holders of the Class A Shares then outstanding, provided that these restrictions shall not exceed one hundred eighty (180) days following the registration or public offering without the written agreement of Employee; however, Employee during such restricted period, shall be permitted to sell its Class A Shares in one (1) private transaction at a price which is not less than the market value for publicly traded shares, provided that Employee obtains an opinion of counsel,


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acceptable to Employer, that such sale will not be in violation of the
Securities Act of 1933 or the securities laws of the State of New York or any other State having jurisdiction, and an opinion from the lead underwriter for the public offering that the proposed transaction will not jeopardize the public offering. In the event of a public offering of Class A Shares by Employer other than an initial public offering, or if Class A Shares owned by shareholders other than Employee are to be registered with the Securities and Exchange Commission, then Employee shall have the registration rights set forth in this
Section 7.

                  (b) Employer agrees that there shall be no restrictions imposed on Employee's ability to sell his Class A Shares in one or more private transactions prior to a public offering of Employer's stock, provided that no such private sale shall be permitted unless and until Employer is provided with an opinion of counsel, reasonably satisfactory to Employer and its counsel, that registration is not required under the Securities Act of 1933 or the securities laws of the State of New York or any other State having jurisdiction, and that the proposed private sale will not be in a violation of any applicable securities laws.

                  (c) Employer agrees that if at anytime after an initial public offering of its shares, Employer proposes to register additional shares with the Securities Exchange Commission for sale to the public by Employer (i.e., a primary offering), it will give Employee written notice in the manner provided in Section 13(e) of this Agreement, of its intention to do so at least sixty
(60) days prior to the anticipated filing date of the registration statement. Thereafter, upon Employee's written request made in the manner provided in
Section 13(e) within thirty (30) days after the date of the notice from Employer, Employer shall cause such number of shares then owned by Employee as Employee may request to be included in the registration. If, however, the primary offering by Employer is to be an underwritten offering,


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and if the managing underwriter determines in good faith that the amount of shares to be sold in the proposed offering by persons other than Employer (including Employee) is greater than the amount that can be offered without adversely affecting Employer's primary offering, Employer may reduce the number of shares to be registered by Employee and/or any other shareholders of Employer to such number of shares as is deemed satisfactory by the managing underwriter so long as such reduction is imposed pro rata on all shareholders other than Employer who wish to have their shares included in the registration. Employer shall be responsible for payment of all expenses incurred in effectuating the registration including, without limitation, registration and filing fees, printing expenses, fees and disbursements of counsel for Employer, and the expenses of any audits incident to or required by such registration.

                  (d) Employer agrees that in the event Employer plans to register any Class A Shares owned by shareholders other than Employee with the Securities and Exchange Commission (i.e., a secondary offering), Employer shall give Employee written notice in the manner provided in Section 13(e), of its intention to do so at least sixty (60) days prior to the anticipated filing date of the registration statement. Such notice shall specify the number of the Class A Shares to be registered and the percentage of the total Class A Shares issued and outstanding (excluding the Class A Shares then owned by Employee), represented by the number of shares to be registered. Thereafter, upon Employee's written request made in the manner provided in Section 13(e) within thirty (30) days after the date of the notice from Employer, Employer shall cause up to an equal percentage of the Class A Shares then owned by Employee to be included in the registration. (For example, if one-half of the Class A Shares owned by shareholders other than Employee are to be registered, Employee may require Employer to include up to one-half of Employee's Class A Shares in the registration). Employee agrees to


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pay Employer its proportionate share of all expenses incurred by Employer in effectuating the registration of the secondary offering including, without limitation, registration and filing fees, printing expenses, fees and disbursements of counsel for Employer, and the expenses of any audits incident to or required by such registration.

            8. Withholding. Employer shall deduct and withhold from compensation and benefits provided under this Agreement, except Employee's exercise of the Option, all necessary income and employment taxes and any other similar sums required by law to be withheld.

            9. Termination. This Agreement, and Employee's employment by Employer, shall be subject to termination as follows:

                  (a) Expiration of Term. This Agreement shall terminate automatically at the end of the Initial Term or any Renewal Term if written notice of an election not to renew is given in accordance with Section 1 of this Agreement. Employee's Base Salary shall continue to be paid until the expiration of the then current term.

                  (b) Termination Upon Death. This Agreement shall terminate automatically upon Employee's death. Base Salary accrued but unpaid as of the date of Employee's death shall be paid to Employee's estate.

                  (c) Termination Upon Disability.

                        (i) Employer may terminate this Agreement upon Employee's "Disability". For purposes of this Agreement, Employee's inability to perform his duties hereunder by reason of physical or mental illness or injury for a period of ninety (90) consecutive days shall constitute "Disability." The determination of Disability shall be made by a physician selected by Employer.


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                        (ii) During any waiting period under Employer's
      disability benefits plan or policy covering executive employees, Employee shall be entitled to 100% of Employee's Base Salary otherwise payable during that period, reduced by any other Employer provided benefits to which Employee may be entitled for the same period on account of such disability including, but not limited to, benefits provided under any disability insurance policy or program, workers' compensation law, or any other benefit program or arrangement.

                  (d) Early Termination.

                        (i) By Employer. Employer may terminate this Agreement and the Employee's employment hereunder for "cause" by written notice to Employee in the manner provided in Section 13(e). For purposes of this Agreement, "cause" shall mean:

                              (1) Employee's material breach of this Agreement, or unreasonable neglect or refusal to perform his duties, after sixty (60) days' prior written notice in the manner provided in Section 13(e) and opportunity to cure; or

                              (2) Employee's conviction of a felony involving theft, dishonesty or fraud.

            Employer may also terminate this Agreement without cause during the Initial Term or any Renewal Term, but in the event of such termination Employer shall pay Employee a severance payment equal to the total of his then current Base Salary for the remainder of the Term plus any bonus that would have been payable during the remaining Term. This severance payment shall be paid to Employee within not more than thirty (30) days from the date of Employer's notice of termination.


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                        (ii) By Employee. Employee may terminate this Agreement
and his employment hereunder if (x) Brian P. Kelly and Kevin J. Kelly no longer have voting control of Employer or (y) Employee is removed from, or not reelected to, Employer's Board of Directors.

            10. No Prior Restrictions. Employee affirms and represents that Employee is under no obligations to any present or former employer or other third party which is in any way inconsistent with, or which imposes any restriction upon, the employment of Employee by Employer.

            11. Indemnification. Employer shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, Employee and any person who is made, or is threatened to be made, a party or is otherwise involved in any action suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that Employee is or was a director, officer, employee or agent of Employer, or is or was serving at the request for Employer as a director, officer, employer or agent of another corporation, joint venture, partnership, limited liability company, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and losses suffered and expenses reasonably incurred by Employee or his heirs or personal representatives. Further, to the extent permitted by law, Employer shall pay, or periodically reimburse Employee or such person for, the expenses incurred in defending any proceeding in advance of its final disposition. The rights provided by Employee under this Section shall be in addition to any indemnification rights Employee may have by statute or under any provision in Employer's certificate of incorporation or by-laws.

            12. Restrictive Covenants.


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                  (a) Confidentiality. During the period of Employee's
employment hereunder, and for a period of three (3) years thereafter, Employee shall not, without the prior written consent of Employer, disclose to third parties any confidential business or technical information or trade secret acquired in the course of Employee's employment by Employer. This restriction shall cease to apply to any such confidential information that becomes public knowledge independently of any action or inaction on the part of the Employee.

                  (b) Competition. Employee also covenants that for a period of two (2) years after termination of his employment pursuant to this Agreement, without the prior written consent of Employer, he will not participate or engage in any business in competition with Employer, whether as owner, partner, shareholder, employee, agent, consultant, officer or director, or in any other capacity. However, these restrictions shall not apply to Employee's ownership of shares in any public company engaged in the telecommunications business so long as Employee's ownership does not exceed five percent (5%) of the total shares outstanding.

                  (c) Enforcement. Employee acknowledges and agrees that it would be difficult to compensate Employer fully for damages resulting from the breach or threatened breach of the restrictive covenants set forth in this Section, and, agrees that Employer shall be entitled to enforce these covenants through preliminary and permanent injunctions in addition to any other remedies available to Employer at law or equity.

            13. Miscellaneous.

                  (a) Governing Laws. The laws of the State of New York, (irrespective of its choice of law principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.


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                  (b) Severability. If any one or more provisions of this
Agreement, or the application thereof, shall for any reason and to any extent by invalid or unenforceable, the remainder of this Agreement shall be interpreted so as best to reasonably effect the intent of the parties. The parties further agree to replace any such void or unenforceable provisions of this Agreement with valid and enforceable provisions which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provisions.

                  (c) Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to its subject matter and it supersedes all prior negotiations and agreements. This Agreement may be amended only by a writing signed by both Employer and Employee.

                  (d) No Waiver. The failure of any party to enforce any of the provisions of this Agreement shall not be construed to be a waiver of the right of the party thereafter to enforce such provisions.

                  (e) Notices. Whenever a party desires or is required to give any notice, demand, or request with respect to this Agreement, each such communication shall be in writing and shall be delivered in person or transmitted by telegram, or telecopy, or mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:

      If to Employer:   Telergy, Inc.
                        5784 Widewaters Parkway
                        Syracuse, New York 13214
                        Attention: Chief Executive Officer
                        Telecopier: (315) 439-0388

      With a copy to:   Telergy, Inc.
                        5784 Widewaters Parkway
                        Syracuse, New York 13214
                        Attention: Executive Vice President
                        Telecopy: (315) 439-0388

      If to Employee:   J. Patrick Barrett
                        4605 Watergap
                        Manlius, New York 13104
                        Telecopier: (315) 682-6515



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      With a copy to:   Bond, Schoeneck & King, LLP
                        One Lincoln Center
                        Syracuse, New York  13202
                        Attention: Gary R. Germain, Esq.
                        Telecopier: (315) 422-3598

or in any such case, at such other address or addresses as shall have been furnished in writing by such party to the other. All communications shall be deemed effective upon delivery.

                  (f) Assignment. Neither this Agreement nor any rights hereunder are assignable or otherwise transferable by either party, in whole or in part; provided, however, that Employer may assign or transfer this Agreement and rights hereunder to any successor company upon advance written notice to Employee and provided such assignee agrees in writing to the terms and conditions of this Agreement.

                  (g) Attorneys Fees. In any action or proceeding under or relating to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys fees and other reasonable costs and expenses incurred in the proceeding.

            The foregoing Employment Agreement is established by the following signatures of the parties.

                                    TELERGY, INC.

                                    By: /s/Brian P. Kelly
                                        --------------------------
                                           Brian P. Kelly,
                                           Chief Executive Officer


                                     /s/ J. Patrick Barrett
                                     -----------------------------
                                          J. PATRICK BARRETT


                                     /s/ Brian P. Kelly
                                     -----------------------------
                                          BRIAN P. KELLY

                                     /s/ Kevin J. Kelly
                                     -----------------------------
                                          KEVIN J. KELLY


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